UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 29, 2026

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
(203)
849-5216
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Xerox Holdings Corporation Warrants to Purchase Common Stock, $1 par value	XRXDW	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation		Xerox Corporation

Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Xerox Holdings Corporation	☐	Xerox Corporation	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2026, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Xerox Holdings Corporation (“Xerox Holdings”) and Xerox Corporation (together with Xerox Holdings, the “Company”) approved the Xerox Holdings Corporation 2026–2028 Transformation Retention Award Plan (the “Retention Plan”), effective as of July 1, 2026. The Retention Plan is a limited-duration program designed to retain critical talent during the Company’s multi-year transformation, supplementing the Company’s existing incentive programs.
Participants in the Retention Plan may include executive officers (including Named Executive Officers), senior leaders, and other employees of the Company and its direct and indirect subsidiaries who are critical to the execution of the Company’s turnaround strategy. The Committee has the sole authority to select participants who are executive officers and determine the amounts of any awards made to such participants. However, the Committee does not expect to select the Chief Executive Officer or the Chief Financial Officer to participate in the Retention Plan. Members of the Company’s management team have the authority to select participants who are not executive officers and determine the amounts of any awards made to such participants.
Each participant receives a cash-based retention award, which may be expressed as a fixed dollar amount, a percentage of base salary, or a percentage of target annual bonus, as determined by the Committee. Each retention award vests in eight substantially equal installments over a two-year
period, with installments vesting on the last day of each fiscal quarter. Each vested installment is paid within 30 days following the applicable quarterly vesting date. Vesting is generally conditioned on the participant’s continued employment with the Company through the applicable vesting date. Except as provided in the Retention Plan with respect to a Change in Control (as defined in the Retention Plan), upon termination of employment for any reason, whether voluntary or involuntary, all unvested installments are forfeited.
In the event of a Change in Control, the Committee may in its sole discretion provide for accelerated vesting of all or any remaining installments, with any accelerated installments being paid within 30 days following such acceleration determination. If a participant’s employment is terminated by the Company without Cause (as defined in the Retention Plan) or the participant effectuates a Termination for Good Reason (as defined in the Retention Plan) within 12 months following a Change in Control, all then-unvested installments immediately vest and are paid within 30 days thereafter.
The foregoing description of the Retention Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.

Item 9.01 Financial Statements and
Exhibits
.
(d) Exhibits

Exhibit No.	Description

10.1	Xerox Holdings Corporation 2026-2028 Transformation Retention Award Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

XEROX HOLDINGS CORPORATION

Date: July 2, 2026	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón

	Title:	Secretary
XEROX CORPORATION

Date: July 2, 2026	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary